Exhibit 10.2

FOURTH AMENDMENT TO AMENDED AND RESTATED ADDENDUM TO

DISTRIBUTOR FRANCHISE AGREEMENT

This Fourth Amendment to Amended and Restated Addendum to Distributor Franchise Agreement (“Fourth Amendment”) is entered into on this 18th day of December 2006, by and between CITGO Petroleum Corporation (“CITGO”) and The Pantry, Inc. (the “Company”).

WHEREAS, CITGO and the Company have entered into a Distributor Franchise Agreement on or about August, 2000 (the “DFA”);

WHEREAS, CITGO and the Company have entered into an Amended and Restated Addendum to that DFA on February 11, 2003, (the “Addendum”); a First Amendment to Amended and Restated Addendum to DFA on March 31, 2005, (the “First Amendment”); a Second Amendment to Amended and Restated Addendum to DFA on October 11, 2005, (Second Amendment); a Third Amendment to Amended and Restated Addendum to DFA on March 24, 2006 (Third Amendment); the Addendum and three amendments are collectively referred to as the “Addendum” or “Addendum as amended”; and

WHEREAS, CITGO and the Company desire to amend the performance criteria and other terms and conditions of the Addendum as amended.

NOW, THEREFORE in consideration of the premises and covenants contained herein, it is agreed that the Addendum as amended is further amended as follows:

1.	“Contract Year”, as defined in Section 3 of the Second Amendment shall be changed to now mean, “October 1, 2006 through September 30, 2007 and each subsequent twelve month period thereafter.”

2.	The following terminal shall be added to the list of terminals in Section 3, for which the [* * *] applies:

“Kenner, LA”

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

3.	Section 7 of the Addendum as amended shall be replaced in its entirety and shall now read:

“PERFORMANCE CRITERIA:

7.1.	The [* * *] are based on the Company purchasing a minimum aggregate volume (the “Minimum Volume”) of [* * *] gallons per Contract Year of Motor Fuels (“Motor Fuels” being defined as all grades of gasoline, branded and unbranded, and diesel). If, through no fault of the Company, the Company’s purchases of Motor Fuels from CITGO during the Contract Year fall below the Minimum Volume, then [* * *], and if [* * *].

7.2.	The parties acknowledge that the current gasoline (branded and unbranded) and distillate volumes being purchased each month are [* * *] gallons and [* * *] gallons, respectively. The parties further acknowledge that currently the company has branded a minimum of [* * *] CITGO branded stations (the “Minimum CITGO Branded Stations”). Effective December 1, 2006, the Company and CITGO agree to reduce the Minimum CITGO Branded Stations from [* * *] to [* * *], a reduction of [* * *] Stations. This reduction is due to the Company’s closure of [* * *] Stations and the debranding of [* * *] Stations. Therefore, effective December 1, 2006, the Gasoline Contract Volume (branded and unbranded) shall be [* * *] gallons per month and the Distillate Contract Volume shall be [* * *] gallons per month.

7.3	The parties agree that the Gasoline Contract Volume (branded and unbranded) for the Contract Year beginning October 1, 2006, shall equal [* * *] gallons (two months at [* * *] gallons and 10 months at [* * *] gallons per month). The parties also agree that the Distillate Contract Volume for the Contract Year beginning October 1, 2006, shall equal [* * *] gallons (two months at [* * *] gallons and 10 months at [* * *] gallons per month). For subsequent Contract Years, the Gasoline Contract Volume and the Distillate Contract Volume shall be based upon the sum of their respective monthly Contract Volumes effective as of December 1, 2006, reduced by amounts described in Subsections 7.4 (i), (ii) and (iii) below for the applicable Contract Year.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

7.4	Should the number of Minimum CITGO Branded Stations fall below [* * *] stations, the parties agree as follows:

(i)	The amount of branded gasoline volume sold under this Addendum shall be reduced by the volume of branded gasoline that is being sold at the stations that are debranded.

(ii)	The amount of unbranded gasoline volume sold under this Addendum shall be reduced by an amount equal to [* * *] of the volume reduction of branded gasoline described in (i) above,

(iii)	The amount of unbranded distillate volume sold under the Addendum shall be reduced by an amount equal to [* * *] of the distillate volume that is being sold at the stations that are debranded.

Any additional changes to those described above to the Gasoline Contract Volume, the Distillate Contract Volume, or to the number of Minimum CITGO Branded Stations will be effective only upon the execution of an amendment to this Addendum.

7.5	If through no fault of the Company, the number of CITGO branded stations falls below the Minimum CITGO Branded Stations, then the Company shall have [* * *] to once again meet the Minimum CITGO Branded Stations commitment (“[* * *] Day Cure Period”). CITGO may terminate this Addendum as amended if the Company fails to meet this commitment within the [* * *] Day Cure Period.

7.6	The Company shall give CITGO [* * *] days notice prior to branding, debranding or closing a station being supplied by a pipeline terminal and [* * *] notice prior to branding, debranding or closing a station being supplied by a waterborne terminal.

7.7	The Company may convert or add CITGO branded stations but, as subject to Section 7.5, any added stations will not be supplied, and the motor fuels for such added stations will not be priced, under the terms of this Addendum. The Minimum CITGO Branded Stations cannot be increased without the mutual agreement of the Company and CITGO.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

7.8	If during any month the Company’s gasoline and distillate purchases are less than [* * *] or more than [* * *] of the Gasoline Contract Volume and Distillate Contract Volume respectively, other than as a result of supply disruptions or force majeure, CITGO consumer boycott, seasonality, acts of God, temporary site closures, including by not limited to site upgrades, raze and rebuilds, accidents or government actions, CITGO may withhold the applicable [* * *] to the Company. The [* * *] will be determined separately for gasoline and distillate as will CITGO’s right to [* * *] the [* * *].

7.9	(a) If for any Contract Year the Company’s purchases of gasoline from CITGO are less than [* * *] of the Gasoline Contract Volume, other than as a result of supply disruptions or force majeure, CITGO consumer boycott, seasonality, acts of God, temporary site closures, including by not limited to site upgrades, raze and rebuilds, accidents or government actions, then the Company [* * *], and CITGO [* * *], the [* * *] on [* * *] upon which the [* * *] during the Contract Year. Such [* * *] may be [* * *] as [* * *].

(b) Similarly, if for any Contract Year the Company’s purchases of distillate from CITGO are less than [* * *] of the Distillate Contract Volume, other than as a result of supply disruptions or force majeure, then the Company [* * *], and CITGO [* * *], the [* * *] on [* * *] upon which the [* * *] during the Contract Year. Such [* * *] may be [* * *] as [* * *]

(c) The $[* * *] charge described in (a) and (b) above is not intended nor will it prevent [* * *] with the terms of the DFA or this Addendum or if it [* * *] prior to the agreed upon branding commitment periods. Such additional damages may include but are not limited to [* * *] and any [* * *].

7.10	The [* * *] that are used for each subsequent Contract Year will be based on the volume of Motor Fuels purchased by the Company during the immediately preceding Contract Year, subject to [* * *] as noted in the following paragraph.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

7.11	Notwithstanding anything to the contrary, if the actual volume of Motor Fuels purchased by the Company, during any Contract Year, be in a volume range (as amended in Paragraph 3, Section 4 (ii), of the Second Amendment) different than the volume range that was used to calculate the [* * *], other than as a result of supply disruptions, force majeure, CITGO consumer boycott, seasonality, acts of God, temporary site closures, including by not limited to site upgrades, raze and rebuilds, accidents or government actions, then the [* * *] for the entire Contract Year shall be recalculated using the appropriate [* * *] based on actual volumes. After such recalculation, a reconciliation between the recalculated [* * *] and the [* * *] previously paid shall be made and CITGO shall debit or credit the Company’s account accordingly within [* * *] days of the end of the Contract Year or as soon thereafter as the reconciliation has been completed.

7.12	Each station branded through the Company shall comply with CITGO’s image standards and specifications.

7.13	The Company agrees to provide CITGO information that shows the actual branded and unbranded volume sold at each station. The Company acknowledges that the Adjustment can not be finalized until such information is provided to CITGO.

7.14	CITGO may, during normal business hours and upon reasonable notice and at its own expense, inspect and audit the books and records of the Company in order to corroborate motor fuel sales and deliveries to applicable locations.

4.	Section 10 of the Addendum as amended in the Second Amendment shall be replaced in its entirety and shall now read:

“Exhibit A of the Second Amendment shall be replaced in its entirety with the attached Exhibit A. In addition, the Company shall provide CITGO with 90 day written notification prior to any reduction in supply requirements for terminals that are supplied by water and 45 day written notification for any reduction in supply requirements for terminals supplied by pipeline. If the Company’s terminal lifting pattern at those terminals listed in Exhibit A, other than the Athens Terminal, having volumes equal to or in excess of [* * *] gallons per month, significantly change after the effective date of this Fourth Amendment, then CITGO has the right to adjust the [* * *] in Section 4 (ii). A significant change is defined as a decline in the Company’s volume by 30% over a 90 day period at any single terminal.”

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

It is agreed that for the purposes of determining [* * *], CITGO and the Company shall use the [* * *] as decided by CITGO ([* * *]).

The effective date of this Fourth Amendment is December 18, 2006. Other than as amended herein, all other provisions of the Addendum as amended shall remain in full force and effect.

IN WITNESS WHEREOF, this Fourth Amendment was executed on the date above written.

CITGO PETROLEUM CORPORATION		THE PANTRY, INC.

By	L. J. White	By	Keith S. Bell
Title	General Mgr. Business Analysis & Enhancement	Title	Senior VP of Fuels

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

EXHIBIT A

Pantry’s current terminal lifting pattern (in monthly gallons), estimated at 100% contract volume and based on [* * *] branded stations. These volumes will be reduced as stations are debranded.

Terminal	Total Gasoline	Total Distillate
Birmingham, AL	[* * *]	[* * *]
Mobile, AL	[* * *]	[* * *]
Montgomery, AL	[* * *]	[* * *]
Jacksonville, FL	[* * *]	[* * *]
Niceville, FL	[* * *]	[* * *]
Taft, FL	[* * *]	[* * *]
Tampa, FL	[* * *]	[* * *]
Athens, GA	[* * *]	[* * *]
Atlanta, GA	[* * *]	[* * *]
Chattahoochee, GA	[* * *]	[* * *]
Powder Springs, GA	[* * *]	[* * *]
Rome, GA	[* * *]	[* * *]
Savannah, GA	[* * *]	[* * *]
Evansville, IN	[* * *]	[* * *]
Owensboro, KY	[* * *]	[* * *]
Arcadia, LA	[* * *]	[* * *]
Kenner, LA	[* * *]	[* * *]
Collins, MS	[* * *]	[* * *]
Greenville, MS	[* * *]	[* * *]
Pascagoula, MS	[* * *]	[* * *]
Vicksburg, MS	[* * *]	[* * *]
Apex, NC	[* * *]	[* * *]
Charlotte, NC	[* * *]	[* * *]
Greensboro, NC	[* * *]	[* * *]
Selma, NC	[* * *]	[* * *]
Wilmington, NC	[* * *]	[* * *]
Belton, SC	[* * *]	[* * *]
Charleston, SC	[* * *]	[* * *]
N. Augusta, SC	[* * *]	[* * *]
Spartanburg, SC	[* * *]	[* * *]
Chattanooga, TN	[* * *]	[* * *]
Memphis, TN	[* * *]	[* * *]
Nashville, TN	[* * *]	[* * *]
Chesapeake, VA	[* * *]	[* * *]
Montvale (Roanoke), VA	[* * *]	[* * *]
Richmond, VA	[* * *]	[* * *]
Grand Total	[* * *]	[* * *]

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.